EXHIBIT 23(A)(2)

                                  AMENDMENT TO

                              DECLARATION OF TRUST

                                       OF

                             ISLAMIA GROUP OF FUNDS

     Pursuant to Article III, and Section 4 of Article VIII of the Declaration of Trust dated December 16, 1996 (the "Declaration"), of Islamia Group of Funds, a Massachusetts business trust (the "Trust"), the Trustees of the Trust, this 20th day of August, 2001 hereby amend the Declaration as follows:

1.   Article I, Section 1 is amended to read as follows:

     "Section 1. Name. This Trust shall be known as the "Azzad Funds" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine."

2.   The second sentence of Article III is amended to read as follows:

     "The principal place of business of the Trust is 3130 Fairview Park Drive, Suite 130, Falls Church, Virginia 22042."

IN WITNESS WHEREOF, the undersigned Trustees of the Trust have executed this Amendment to Declaration of Trust as of this 20th ay of August, 2001.


/s/ Qamaruddin Ali Yar Khan
---------------------------
Qamaruddin Ali Yar Khan


/s/ Syed Shamshad Husain
---------------------------
Syed Shamshad Husain


/s/ Syed K. Raheemullah
---------------------------
Syed K. Raheemullah

State of Illinois   )
                    ) SS.
County of DuPage    )

     Then personally appeared the above-named person(s) who are known to me to be Trustees of the Trust whose names and signatures are affixed to the foregoing Amendment to Declaration of Trust and who acknowledged the same to be his/her free act and deed, before me this ___ day of August, 2001.


---------------------------
By:
Notary Public

IN WITNESS WHEREOF, the undersigned Trustee of the Trust has executed this Amendment to Declaration of Trust as of this ___day of August, 2001.

/s/ Bashar Qasem
---------------------------
Bashar Qasem

Commonwealth of Virginia )
                         ) SS.
County of Fairfax        )

     Then personally appeared the above-named person who is known to me to be a Trustee of the Trust whose name and signature are affixed to the foregoing Amendment to Declaration of Trust and who acknowledged the same to be his free act and deed, before me this ___ day of August, 2001.


---------------------------
By:
Notary Public